UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 15, 2015 (May 14, 2015)

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

701 S Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 14, 2015, Jed Miesner was appointed to fill the vacancy on our board of directors created by the resignation of Terrence J. Dunne on April 20, 2015.  Further, Mr. Miesner was appointed president and principal executive officer, filling the vacancies created by Mr. Dunne's resignation from those positions.  Mr. Dunne had no disagreements with us on any matter relating to our operations, policies or practices.

On May 14, 2015, Matthew J. Colbert and Daniel R. McKinney, Sr. resigned as directors.  Mr. Colbert continued to retain his position as principal financial officer, principal accounting officer, secretary and treasurer.  Mr. Colbert and Mr. McKinney, Sr. had no disagreements with us on any matter relating to our operations, policies or practices.

On May 14, 2015, Bob Manning was appointed to our board of directors to fill the vacancy created by the resignation of Matthew Colbert from our board of directors and Tony Alford was appointed our board of directors to fill the vacancy created by the resignation of Daniel R. McKinney, Sr. from our board of directors.

Finally, on May 14, 2015, Darrell R. Carey was appointed to our board of directors to fill an unoccupied seat thereon.

Biographical Information

Jed Miesner began his career in the oil and gas industry on a drilling rig in the Texas Panhandle in 1978. In 1982, he became involved with production where he helped install CO2 flood operations. Mr. Miesner later joined Exxon USA and remained with the company for 13 years. Drawing on his experience at Exxon, Mr. Miesner formed his own oil and gas company, L&R Energy Corporation, in 1994, and was involved in drilling projects throughout Texas and Oklahoma. In 2002, Mr. Miesner founded Jilpetco, Inc., an oil and gas operating company, as well as Petro Pro, Ltd., which is currently involved in multiple purchase and sale transactions throughout Texas, Oklahoma and Louisiana. Building upon his successes at Jilpetco, Inc., Mr. Miesner founded Amazing Energy, LLC in 2008 and formed Amazing Energy, Inc. in 2010 to potentially serve as the vehicle to take the company public.

Bob Manning is co-owner of Royal Glass of Amarillo, Ltd. located in Amarillo, Texas. Royal Glass of Amarillo, Ltd has designed, furnished and installed many premier projects. The company employs 50 people. He continues to own and manage this 62 year old company over the last 28 years. Mr. Manning was born in Fairview, Oklahoma and attended Barton County Community Junior College, Fort Hays State University and University of Oklahoma. Mr. Manning was contract sales manager for two commercial building supply companies prior to purchasing Royal Glass of Amarillo, Inc. in 1985. Mr. Manning achieved the accredited credentials of AHC - Architectural Hardware Consultant - where he is called upon to design and write specifications for architectural firms. Business planning and business developments are key assets for Mr. Manning. He has helped form several companies in the panhandle area which have become very successful ventures.

Tony Alford has over thirty years of executive leadership and is the Founder and President of PBA Consultants, Inc., since April 1996, a consulting firm specializing in tax savings and cost reduction services, for many of the fortune 500 companies across the USA. Mr. Alford is also the Founder and CEO of Alford & Associates Inc., since 1993, a company which makes investments in real estate investment properties and natural resource companies. Mr. Alford attended Elon College in North Carolina and Liberty University, in Virginia where he studied business management and marketing. In 2009-2010 Mr. Alford was appointed as a director of Revett Minerals Company and was part of the Revett team that rang the bell on the NYSE Amex listing on Wall Street. He currently serves as a local board member for Wells Fargo Bank of NC, and several other nonprofit organizational boards. He and his wife Chris, founded their own foundation to support orphan care and mission work across the world.

Darrell R. Carey was raised in Pampa, Texas. He graduated from West Texas State University in 1977 at the top of his class with a bachelor's degree in Finance. Mr. Carey attended University of Texas Law School and graduated from law school in 1979. He began his career with the Randall County District Attorney's office. Mr. Carey began working with Pioneer, a Fortune 500 oil and gas company in 1983. Mr. Carey was the senior staff attorney over the litigation department for Pioneer Energy until 1986. In 1986, Mr. Carey was appointed to serve as the Judge for Randall County Court at Law. At the time that he took the bench, Mr. Carey was 30 years old and one of the youngest judges to be seated on the bench. Mr. Carey served as the Randall County Court at Law Judge from 1986 until 1999. While on the bench, Mr. Carey was instrumental in establishing the High Plains Youth Center for juvenile offenders in the Texas Panhandle. Mr. Carey then went into private practice in 1999. His practice concentrates in oil and gas law, litigation, business law, family law and appellate law. He has served on several boards for different corporations over the years. Mr. Carey has been married for 36 years.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. Miesner, Manning, Alford, and Carey have not been the subject of the following events:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
ii)	Engaging in any type of business practice; or
iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.	Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committee Appointments

As of the date hereof, Messrs. Miesner, Manning, Alford, and Carey have not been appointed to any committees.

Employment Contracts

As of the date hereof, Messrs. Miesner and Colbert do not have employment contracts with us.  We may in the future enter into employment contracts with Mr. Miesner and Mr. Colbert.

Reason for the Appointments

Messrs. Miesner, Manning, Alford, and Carey were appointed to their respective positions as directors and in the case of Mr. Miesner, as our president and principal executive officer because of their credentials in the oil and gas industry as described in their biographical information set forth above and because of their positions in our subsidiary corporation, Amazing Energy, Inc.

ITEM 8.01     OTHER EVENTS.

On May 14, 2015, the board of directors decided to change our corporate headquarters from Spokane, Washington to 701 South Taylor Street, Suite 470, LB 113, Amarillo, Texas 79101; telephone (855) 448-1922.  This is the headquarters of our subsidiary corporation, Amazing Energy, Inc.  The change our corporate headquarters from Spokane to Amarillo allows us to consolidate our oil and gas operations at one location.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of May, 2015.

AMAZING ENERGY OIL AND GAS, CO.

BY:	JED MIESNER
Jed Miesner, President